UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 16, 2008, the Board of Directors of Teledyne Technologies Incorporated (“Teledyne”), following the recommendation of Teledyne’s Personnel and Compensation Committee, authorized management to make changes to Teledyne’s Executive Deferred Compensation Plan and Pension Equalization/Benefit Restoration Plan and enter into amendments to Teledyne’s Change of Control Severance Agreements with certain executive officers. The changes and amendments bring the terms and conditions of these plans and agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”). Section 409A is the tax law enacted in 2004 governing nonqualified deferred compensation arrangements that imposes an additional tax and penalties on recipients if a covered arrangement does not comply with Section 409A. The revisions to the plans and the amendments to the Change of Control Severance Agreements were finalized on December 31, 2008. The changes to Teledyne’s Executive Deferred Compensation Plan and Pension Equalization/Benefit Restoration Plan are effective as of December 31, 2004 and the amendments to the Change of Control Severance Agreements are effective as of December 31, 2008.
     The changes to the Executive Deferred Compensation Plan and Pension Equalization/Benefit Restoration Plan reflect technical changes required to make the plans 409A compliant for accruals that take place after 2004, including the following:
•	participants in the plans must wait to begin payment of benefits accrued on or after January 1, 2005 for at least six months after the employee leaves employment, with the first such payment to employees to include six months of benefits;

•	standard definitions reflecting Section 409A regulations were added for disability, separation from service and change in control;

•	participants must begin receiving post-2004 benefits from the plans within the tax year of separation from service or 2.5 months after separation from service, whichever is later; and

•	additional Section 409A-related changes were made to embody current administrative practice but which do not result in functional changes to the operations of the plans.
     The amendments to the Change of Control Severance Agreements reflect the following Section 409A-related changes:
•	the definition of “Termination of Employment” was changed to “Separation from Service”;

•	the beginning of payments to covered employees is deferred for six months, including any Teledyne-paid health benefits; and

•	for health plan continuation, the covered employee will be required to pay for COBRA coverage for the first six months to be reimbursed after the end of the six month period.
All five of the “named executive officers” included in the Summary Compensation Table in Teledyne’s 2008 Proxy Statement and who remain employees of Teledyne are parties to the amendments to the Change of Control Severance Agreement, as are ten additional officers.
     The foregoing description of the amendments to the Executive Deferred Compensation Plan, the Pension Equalization/Benefit Restoration Plan and the Change of Control Severance Agreements is qualified in its entirety by reference to the amended plans and form of amendment to the Change of Control Severance Agreement, each of which are attached hereto as exhibits and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit 10.1	Teledyne Technologies Incorporated Executive Deferred Compensation Plan, as originally effective as of November 29, 1999, as amended and restated effective December 31, 2004.

Exhibit 10.2	Teledyne Technologies Incorporated Pension Equalization/Benefit Restoration Plan, as originally effective as of November 29, 1999, as amended and restated effective December 31, 2004

Exhibit 10.3	Form of Amendment to the Change of Control Severance Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated January 6, 2009

EXHIBIT INDEX

Description

Exhibit 10.1	Teledyne Technologies Incorporated Executive Deferred Compensation Plan, as originally effective as of November 29, 1999, as amended and restated effective December 31, 2004.

Exhibit 10.2	Teledyne Technologies Incorporated Pension Equalization/Benefit Restoration Plan, as originally effective as of November 29, 1999, as amended and restated effective December 31, 2004

Exhibit 10.3	Form of Amendment to the Change of Control Severance Agreement